Exhibit 1A-8A

Transfer Agent Services Agreement

This Transfer Agent Services Agreement ("Agreement"), dated as of December 10, 2021, by and between Kolaboration Ventures Corporation, a corporation duly organized and existing under the laws of the State of Wyoming ("Corporation"), and Equiniti Trust Company, a limited purpose trust company organized under the laws of the State of New York ("EQ"), is for the purpose of performing the services described herein.

WHEREAS, the Corporation desires that certain services be provided by EQ with regard to the issuance, transfer and registration of securities of the Corporation; and

WHEREAS, EQ is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Corporation beginning on February 1, 2021, (the "Effective Date").

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I. EQ, its successors and assigns, is hereby appointed Transfer Agent and Registrar of the following shares of the stock of Kolaboration Ventures Corporation

the Common Shares of Kolaboration Ventues Corporation.

II. EQ be and hereby is authorized and directed to issue, register and countersign stock of the Corporation, in either certificate or book entry form, in such names and for such numbers of shares up to the full amount of such authorized, but unissued stock and to deliver such securities as may be directed by Resolution of Appointment (See Exhibit A) and an opinion of counsel, in form and substance satisfactory to EQ and such other documentation as EQ may require, including, but not limited to: (1) written instructions as to the issuance from an authorized officer of the Corporation; (2) a copy of the Certificate of Incorporation, or other formation documents, as applicable, with subsequent amendments or a current composite copy of the Certificate of Incorporation, or other formation documents, as applicable, certified by the Secretary of State of formation; and (3) a certified copy of any order, consent, decree or other applicable authorization that may relate to the issuance of the new or additional stock of the Corporation.

III. EQ be and hereby is authorized to accept for transfer and registration any outstanding stock of this Corporation, in either certificate or book entry form, properly endorsed and stamped as required by law, as applicable, and to issue, register, and countersign new stock for a like number of shares of the same class of stock in place thereof and to deliver such new securities.

IV. Specimen signatures of the officers of the Corporation authorized to sign such securities together with specimen certificates shall be provided to EQ to be used by it for the purpose of comparison (see Exhibit D). EQ may use its own judgment in manners affecting its duties hereunder and shall be liable only for its own willful misconduct or gross negligence, and that this Corporation indemnify and hold harmless EQ for each act done by it in reliance upon any instrument or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

V. Any certificates of the said stock issued, registered and countersigned by EQ shall bear the actual or facsimile signature of the President or any future President, Vice President or Secretary and the actual or facsimile seal of this Corporation. Should any officer die, resign or be removed from the office, prior to the issuance of any certificates of stock which bear his signature, EQ may continue, until written notice to the contrary is received, to issue and register such certificates as and for the stock certificates of this Corporation not withstanding such death, resignation or removal, and such certificates when issued and registered shall continue to be and to constitute valid certificates of stock of this Corporation. When any officer of the Corporation shall no longer be vested with the authority to sign securities for the Corporation, a written notice thereof shall immediately be given to EQ and until receipt of such notice EQ shall be fully protected and held harmless in recognizing and acting upon the securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

VI. In the event that certificates for shares of the Corporation shall be represented to have been lost, destroyed or stolen EQ shall issue and register a new certificate or certificates of said stock in lieu of lost, destroyed or stolen certificate or certificates of such stock upon the order of the Corporation, evidenced by a certified copy of resolution of the Board of Directors, or written direction of the President, or Vice President, or Secretary or Treasurer, and upon paying a replacement fee and providing a bond satisfactory to EQ, protecting it from any loss.

VII. EQ is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

VIII. This appointment and the authorizations contained in this Agreement shall cover and include any additional shares of said class of stock, which may hereafter be authorized by the Corporation. EQ is authorized and directed to issue such number of shares as the Corporation may be authorized for issuance from time to time upon receiving from the Corporation such documents as set forth in Section II above. .

To the extent that Corporation has undertaken any corporate actions previously for which a prior agent has acted as Corporation's agent for the exchange of shares, other securities or entitlements for cash and/or stock, EQ is hereby appointed as Corporation's successor agent for all such transactions without further action on the part of Corporation or EQ. EQ is further authorized to request all records and funds related to those transactions from the prior agent or agents.

IX. When the Corporation's stock shall be presented to EQ for transfer and registration, EQ is authorized and directed to make transfers from time to time upon the books of the Corporation. Shares of stock, in either certificate or book entry form, will be transferred or exchanged upon the surrender of the old shares in form reasonably deemed by EQ to be properly endorsed for transfer, accompanied by such documents as EQ may deem necessary to evidence the authority of the person making the transfer. EQ is hereby authorized to refuse to transfer and register the same, until it is satisfied that the requested transfer is legally in order; and it shall incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized. EQ must rely upon the Uniform Commercial Code and applicable law or regulation in effecting transfers, or delaying or refusing to effect transfers. Corporation agrees that it shall not direct EQ to transfer any equity security if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such. The Corporation will at all times advise EQ of any and all stop transfer notices or adverse claims lodged against shares of the Corporation and further, will notify EQ when any such notices or claims

have expired or been removed. EQ is not otherwise responsible for stop transfer notices or adverse claims from either the Corporation or third parties unless it has received actual written notice.

X. Corporation grants EQ, a revocable limited license to use the Corporation's logo ("Logo") in connection with EQ's use of any electronic images and print images, including but not limited to the EQ Shareowner Services website, proxy website, statements, proxies, envelopes, and checks. If applicable, Corporation will supply its Logo to EQ as an electronic file or in another mutually acceptable format. The Logo will not be used in any manner that could reasonably be considered as an endorsement by the Corporation of EQ without the Corporation's prior written consent. EQ agrees to discontinue use of the Logo on statements, checks, and other printed forms of shareholder correspondence within 30 days after receiving written notice from Corporation that permission to use the Logo has been terminated.

XI. EQ will provide unclaimed property reporting services for unclaimed share certificates and related cash dividends, which may be deemed abandoned or otherwise subject to applicable unclaimed property law or regulation. Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property law or regulation. The Corporation shall assist EQ and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to EQ of any and all such unclaimed property which may not otherwise be in EQ’s possession. EQ shall assist the Corporation in responding to inquiries from administrators of state unclaimed property law or regulation regarding reports filed on the Corporation’s behalf or in response to requests to confirm the name of a reclaiming owner. EQ shall exercise reasonable efforts to obtain release agreements from the various states offering such release agreements with respect to reports and abandoned property delivered to them and indemnification agreements from those states willing to provide them. EQ, or its duly appointed agent, shall timely remit unclaimed shares and cash of the Corporation to the appropriate state or jurisdiction, as provided for under applicable unclaimed property law or regulation. EQ shall provide such reports regarding unclaimed property services hereunder as the Corporation may reasonably request from time to time.

XII. Pursuant to Securities and Exchange Commission (“SEC”) rules (see SEC Rule 240.17Ad-17, as amended), EQ is required to provide the following services regarding lost security holder accounts: (1) Conduct a national database search between three and twelve months after a lost security holder account is identified; (2) If the first national database search is not successful in locating the holder, conduct a second search between six and twelve months later; and (3) Report to the SEC in required transfer agent filings, information about the age of lost security holder accounts and amounts escheated to the various states; (collectively “Standard Search Services”). Exceptions to the SEC Standard Search Services search requirements include: (1) deceased shareholders; (2) shareholders that are not natural persons (e.g., corporations, partnerships); and (3) cases where the value of all amounts due to the security holder (market value of the security, plus dividends and interest payable) are less than $25.

XIII. EQ reserves the right to conduct additional searches, including searches for heirs of deceased holders ("Deep Search Services"). EQ reserves the right to work with service providers, contractors, affiliates or agents (the "Search Company"), to conduct national database searches to locate lost security account holders, or their beneficiaries or survivors, using Standard Search Services and Deep Search Services. The Corporation hereby agrees to be enrolled in the referenced search services, to be conducted by EQ, or the Search Company. Fees for Deep Search Services performed by the Search Company will be borne by the shareholder or holder in due course. In the event that the Corporation determines that the Deep Search Services should not be conducted, the Corporation shall give EQ written notice of such election.

XIV. EQ, when appointed as Dividend Disbursing Agent by resolution of the Corporation will pay dividends for the shares of the Corporation for which it now or hereafter may be acting as Transfer Agent and Registrar, upon (i) receipt of written notice from an officer of the Corporation advising EQ of a declaration of a dividend, and (ii) the payment to EQ, on or before 2:00 PM Central Time, three (3) business days prior to the dividend payable date, of all the necessary funds with which to pay the dividend to shareholders receiving the dividend by check, reinvestment or Automated Clearing House ("ACH"), and (iii) the payment to EQ on or before 10:00 AM Central Time, on the dividend payable date to pay the dividend to Cede & Co ("DTC"). The Corporation agrees to deposit good and collected funds with EQ, such that the collected balance available to EQ is sufficient to cover the amount of the dividend to be paid. EQ shall have no obligation to pay the dividend until the Corporation has provided sufficient collected and immediately available funds to EQ. EQ will provide a funding requirement letter to the Corporation prior to payable date detailing the specific amounts required to pay DTC, shareholders receiving the dividend by check or reinvestment and ACH, which will total the full dividend amount. EQ will provide Electronic Dividend Disbursement ("EDD") authorization forms to individual shareholders who request them in writing or by telephone, and from time to time as arranged with the Corporation, to all registered shareholders not currently using EDD. The Transfer Agent will disburse dividends via ACH to all shareholder accounts coded for EDD on or before each dividend payable date. EQ is authorized to draw and deliver from time to time new checks for the payment of dividends to take the place of checks theretofore drawn but not presented for payment, when such checks are represented by the payees to have been lost, mislaid or destroyed, and not to have been endorsed or negotiated, and EQ stops payment of such original check with its financial institution. Unclaimed funds shall remain in designated disbursement accounts until such time as they are claimed by the shareholder or their representative, or until the Corporation, subject to applicable law and regulation, provides further direction as to their disposition.

XV. The parties agree and acknowledge that EQ is a "Payer," "Withholding Agent," "Middleman" or "Broker" as defined in Chapters 3, 4, 24 and 61 of the Internal Revenue Code ("IRC"), Title 26, United States Code. In addition EQ is bound by any applicable state laws regarding backup withholding requirements. EQ will apply federal and state backup withholding as required by federal and state law and regulations on the applicable reportable date for any shareholder who has not provided a TIN or certified TIN, as required. The Corporation acknowledges that, as the Payer or Withholding Agent, EQ has full, complete and final authority regarding all determinations concerning withholding requirements and responsibilities in accordance with applicable IRS regulations. The Corporation, or its prior transfer

agent, shall provide applicable cost basis information on transfer statements in accordance with IRC § 6045A, the Treasury regulations promulgated thereunder, or as otherwise required by IRC § 6045 to ensure accurate cost basis reporting. EQ may rely on the cost basis information provided to it by the Corporation or its prior transfer agent and EQ shall have no responsibility whatsoever to verify or ensure the accuracy of the cost basis information provided to it.

XVI. EQ may, in connection with the services described in this Agreement, engage subcontractors, agents, or attorneys-in-fact, provided the same shall have been selected with reasonable care. EQ is authorized by the Corporation to execute all agreements, appoint agents or sub-agents and do all other acts deemed necessary to carry out the general purposes of this Agreement.

XVII. When EQ deems it expedient it may apply to this Corporation, or the counsel for this Corporation, or to its own counsel for instructions and advice; that this Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished as required by this Agreement, this Corporation will indemnify and hold harmless EQ from any and all liability, including attorney's fees and court costs. EQ may, at its discretion, but shall have no duty to prosecute or defend any action or suit arising out of authorizations hereby granted, unless this Corporation shall, when requested, furnish it with funds or the equivalent to defray the costs of such prosecution or defense.

XVIII. The Corporation will indemnify, defend, protect and hold harmless EQ from and against any and all losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including, without limitation, reasonable attorney's fees and expenses, incurred or made, arising out of or in connection with any act or omission of a prior transfer agent of the Corporation or the performance of EQ's obligations under the provisions of this Agreement, including but not limited to, acting, or refusing to act, in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, report, instructions, record, including but not limited to records concerning tax certification and cost basis information provided to it, or other instrument or document believed by EQ in good faith to be valid, genuine and sufficient; provided, however, such indemnification shall not apply to any such losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses finally adjudicated to have been directly caused by the willful misconduct or gross negligence of EQ. EQ shall be under no obligation to institute or defend any action, suit, or legal proceeding in connection herewith or to take any other action likely to involve EQ in expense, unless first indemnified to EQ's satisfaction. The indemnities provided by this paragraph shall survive the termination of this Agreement and shall include the cost of enforcing the indemnity provided hereunder.

XIX. Anything in this Agreement to the contrary notwithstanding, in no event shall either party or its respective directors, officers, agents and employees be liable under or in connection with this Agreement for special, indirect, incidental, punitive, or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if advised of the possibility thereof and regardless of the form of action in which such damages are sought.

XX. EQ will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond EQ's control including, but not limited to acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond EQ's control. EQ will make reasonable efforts to minimize performance delays or disruptions in the event of

such occurrences.

XXI. Notwithstanding anything to the contrary in this Agreement or otherwise, EQ's aggregate liability to the Corporation, or any of the Corporation's representatives or agents, under this Agreement, whether in contract, tort, or otherwise, is expressly limited to, and shall not exceed in any circumstances, one year's fees received by EQ as fees and charges under this Agreement, but not including reimbursable expenses previously reimbursed to EQ by the Corporation hereunder.

XXII. EQ and Corporation acknowledge that during the course of this Agreement, the parties hereto may make confidential data available to each other or may otherwise obtain proprietary or confidential information regarding Corporation, its shareholders or other rights owners, or EQ (collectively, hereinafter "Confidential Data"). Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause the Corporation or EQ injury, loss of reputation or loss of goodwill if disclosed. Such information includes, but is not necessarily limited to, data or information which identifies past, current or potential customers, shareholders, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by the Corporation or EQ as "Proprietary" or "Confidential"; and/or data EQ furnishes to the Corporation from EQ's database; and/or data received from the Corporation and enhanced by EQ. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that the Corporation or EQ and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.

XXIII. EQ and the Corporation will use at least the same care and discretion to avoid unauthorized use and disclosure of the Confidential Data as it uses with its own similar information that it does not wish disclosed, but in no event less than a reasonable standard of care and no less than is required by law. The Corporation and EQ acknowledge that all Confidential Data furnished by Corporation or EQ is considered proprietary and strictly confidential. The Corporation and EQ also acknowledges that the unauthorized use or disclosure of any Confidential Data may cause irreparable harm to the non-breaching party. Accordingly, EQ and the Corporation agree that the non-breaching party shall be entitled to equitable relief, including injunctive relief, in addition to all other remedies available at law for any threatened or actual breach of this agreement or any threatened or actual unauthorized use or disclosure of Confidential Data.

XXIV. Nothing in this Agreement shall be construed to give any person or entity other than EQ and the Corporation, and their successors and assigns, any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of EQ and the Corporation.

XXV. Should EQ be presented with a certificate of the Corporation or a predecessor Corporation which is not reflected on EQ's books or records, EQ shall notify the Corporation of such presentation. EQ shall be authorized to register said certificate by the 31st day of such notice without the Corporation's authorization, unless EQ is secured by a bond posted by the Corporation prior to the 30 day deadline.

XXVI. Should EQ be presented with a certificate(s) for legend removal and/or transfer under Rule 144k with an outside opinion of counsel attached, the Corporation agrees to consent to

removal of the legend within 30 days of such notice or EQ shall have the ability to do so without the Corporation's authorization.

XXVII. Should EQ be presented with restricted stock under Rule 144, which includes an outside opinion letter, the Corporation must provide authorization of legend removal and/or transfer within 30 days or provide EQ an opinion of counsel, which EQ can rely on for any action brought against it for said denial; or the Corporation shall secure and provide to EQ a bond to cover EQ from any action pursuant to the Corporation's denied transfer request, whichever EQ requires. If EQ does not receive either authorization or opinion of counsel, EQ shall be authorized, under the agreement, to clear said transfer without further action or authorization from the Corporation.

XXVIII. EQ may deliver from time to time at its discretion, to this Corporation, for safekeeping or disposition by this Corporation in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and this Corporation assumes all responsibilities for any failure, thereafter to produce any paper, record or document so returned if, and when, required.

XXIX. EQ is authorized to forward certificates of Stock, Scrip and Warrants of this Corporation issued on transfer or otherwise by first class mail under a blanket bond of indemnity covering the non-receipt of such Stock, Scrip and Warrants by any of the stockholders of this Corporation, in which bond this Corporation and EQ are directly or indirectly named as obligees; That in the event of non-receipt by any stockholder of this Corporation of certificates of Stock, Scrip and Warrants so mailed, EQ is authorized to issue and register new certificates of said Stock, Scrip and Warrants for a like amount in place thereof, upon receipt from the stockholders of an affidavit and proof of loss provided for under said blanket bond and the issuance by the Surety Company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of this Corporation.

XXX. The authorized officers of this Corporation be and they hereby are authorized and directed to deliver to EQ a sufficient supply of blank stock certificates and to renew such supply from time to time upon the request of EQ.

XXXI. The Corporation agrees that EQ shall be paid fees for its services and reimbursed for expenses in accordance with the attached Fee Schedule (see Exhibit I), which may be revised by EQ from time to time to reflect cost increases in accordance with this paragraph. Requests for payment of fees and expenses shall be submitted in the form of a written invoice. The Corporation shall make payment for all undisputed invoices within thirty (30) days of receipt of invoice. The Fee Schedule may be revised to reflect cost increases due to (i) changes mandated by legal or regulatory requirements, (ii) additional services requested by the Corporation that are not provided by Transfer Agent to its customers generally without charging fees, or (iii) the change in the Consumer Price Index (CPI) measured over the entire term of the Agreement, calculated from the Effective Date, and revised annually on the anniversary of the Effective Date on an ongoing basis thereafter. In the event that the parties have not agreed to new or revised fees on the expiration of the Fee Guarantee in the Fee Schedule, no notice of termination has been issued by either party, and the Corporation continues to receive and accept the transfer agent services, then the fees and costs set forth in the Fee Schedule will continue to apply, subject to this Section XXXI. EQ shall be paid its prevailing fees, including termination fees, as indicated on a current fee schedule at the time

the termination notice is received by EQ. EQ shall be reimbursed for disbursements incurred when and as the same are billed to this Corporation, which, to the extent such fees, and disbursements remain unpaid, hereby grants to EQ a lien on the books, records and other property of this Corporation in the custody or possession of EQ. It is agreed by the Corporation that all prevailing termination fees (if EQ does not continue to serve as Transfer Agent and Registrar for the Corporation) and terms as outlined in its current fee schedule are to be paid if the Corporation undergoes a name change or change of officers due to, but not limited to, a merger, acquisition or repurchase of investors' shareholdings. EQ shall be entitled to any income earned with respect to the deposit of any funds by or with EQ for the account of the Corporation or its shareholders.

XXXII. EQ is hereby authorized without any further action on the part of this Corporation to appoint as successor Transfer Agent and Registrar any corporation or company, which may succeed to the business of EQ by merger, consolidation or otherwise (such corporation or company being hereinafter called the "Successor"); the Successor to have the same authority and appointment contained in this Agreement as if this Corporation itself had appointed it Transfer Agent and Registrar. The Successor shall, when appointed, be the Agent of this Corporation and not an Agent of EQ.

XXXIII. The Secretary or Assistant Secretary be and hereby are instructed to certify a copy of this Resolution of Appointment under the seal of this Corporation and to lodge the same with EQ, together with such certified documents, opinions of counsel, certificates, specimen signatures of officers and information as EQ may require in connection with its duties and to give the Transfer Agent and Registrar written notice of any change thereof and to furnish such additional certified documents, certificates, specimen signatures of officers and information as EQ may require it, being understood and agreed that EQ shall be fully protected and held harmless for the failure of this Corporation to give proper and sufficient notice of any such change.

XXXIV. The Corporation agrees to engage EQ as its Registrar and Transfer Agent for a minimum of 48 months from the date of this agreement. The initial term of this Agreement shall be 48 months from the date of this Agreement and the appointment shall be automatically renewed for further 12 months successive terms without further action of the parties, unless written notice is provided by either party at least 90 days prior to the end of the initial or any subsequent 12 month period. The term of this appointment shall be governed in accordance with this paragraph, notwithstanding the cessation of active trading in the capital stock of the Company.

XXXV. Anything herein notwithstanding, this Agreement may be terminated at any time by either party upon a material breach of a representation, covenant or term by the other party, including but not limited to the non-payment of any fees then due and owing which is not cured within a period not to exceed thirty (30) days after the receipt of written notice of such breach. In the event of any breach of the agreement, including the failure to pay fees, is not cured within the thirty day notice period, EQ shall be entitled to all fees that were to have been paid over the term of the agreement remaining to be paid at the time of the breach, plus the termination fee designated in the Fee Schedule, along with any reasonable costs and attorney's fees incurred in any legal proceeding seeking to collect such amounts. The Corporation’s obligation to pay all amounts due the Transfer Agent, including any outstanding fees and expenses relating to the services

provided hereunder and to the termination of this Agreement, shall survive termination of this Agreement. The Corporation agrees that any blank stock certificates shall either be delivered directly to a banknote printer to oversilver the name of EQ, or destroyed, as directed by the Corporation. The Corporation agrees to pay the cost of oversilvering and delivering blank stock certificates, and imprinting the name of the successor transfer agent thereon.

XXXVI. In the event that either party shall cease conducting business in the normal course, become insolvent, or is the subject of a petition in bankruptcy and such petition is not dismissed within sixty (60) days from its filing, then at the option of the other party, this Agreement shall terminate immediately upon written notice received from the terminating party. Upon termination of this Agreement, each party shall, subject to applicable law and regulation, promptly return to the other, all papers, materials and other property of the other held by each.

XXXVII. Should EQ be requested to respond on behalf of the Corporation in representation related to, but not limited to SEC requests, litigation, subpoena, deposition, etc., EQ shall notify the Corporation immediately of such request for representation. The Corporation shall pay to EQ all reasonable amounts billed which reflect time incurred, as well as out of pocket expenses, on the Corporation's behalf in such representation. These expenses may relate to, but are not limited to SEC request(s), litigation, subpoena, deposition, etc. Amounts billed for time incurred will be based on the current salary of the individual at EQ performing these duties.

XXXVIII. **Notices:** All notices to be given by one party to the other under this Agreement shall be in writing and shall be sufficient if made to such party at their respective address set forth below by: a) personal delivery, including delivery by any commercial delivery service; registered or certified mail, postage prepaid, return receipt requested; or c) facsimile transmission.

If notice to the Corporation:

Kolaboration Ventures Corporation
183 Main Street, Rio Vista, CA 94571
Attention: Charles Wesley, CFO
Telephone: 480-225-1167
Facsimile: None

If notice to EQ:

EQ Shareowner Services
Attention: Manager of Account Administration
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4101
Telephone: 800-689-8788
Facsimile: 651-552-6942

All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including facsimile capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address shown above, or at such other addresses as may hereafter be furnished to the parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the

addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile, the date noted on the confirmation of such transmission).

XXXIX. The exclusive jurisdiction for any disputes arising out of or related to this agreement shall be the State of New York. Any and all disputes arising out of or related to this agreement shall be governed by the laws of the State of New York.

XL. This Agreement may be amended or modified only by a written document authorized, executed and delivered by the Corporation and EQ. Such document may be in the form of a resolution of the Corporation adopting a written amendment approved by EQ. This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings with respect to those matters and transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

XLI. The Corporation may from time to time during the term of this Agreement request that EQ perform additional services. Upon receipt of a written request from the Corporation to provide additional services, EQ shall provide Corporation with a written estimate for the performance of such additional services, which proposal shall include: (1) a description of the services, functions and responsibilities to be performed in connection with such additional service; (2) a schedule for commencing performance of such additional services; (3) EQ's prospective charges for such additional services; and (4) such other information as may be requested by Corporation. EQ shall not begin performing any such additional services until Corporation has provided written authorization for such additional services.

IN WITNESS WHEREOF, the Corporation and EQ have caused their names to be signed hereto by their duly authorized officers, all as of the date first written above.

Kolaboration Ventures Corporation, as Corporation

By: ________________________________

Name: Charles M. Wesley
Title: Chief Financial Officer

Equiniti Trust Company, as Transfer Agent

By: ________________________________

Name: __________________________
Title: __________________________

Exhibit A

[Retain one executed original for the Corporation's files and deliver one executed original to EQ]

Resolution No. 10dec21 - A

RESOLUTION OF APPOINTMENT

RESOLVED, this 10th day of December, 2021, that Equiniti Trust Company, its successors and assigns, is hereby appointed Transfer Agent, Registrar and Dividend Disbursing Agent (the "Transfer Agent") successor Rights Agent (if applicable), and successor Corporate Actions Exchange Agent effective December 15, 2021 (the "Effective Date of Appointment") for all shares authorized by the Articles of Incorporation of Kolaboration Ventures Corporation (the "Corporation"), to act in accordance with its general practices and the Transfer Agent Services Agreement dated as of December 10, 2021, approved by unanimous written consent , for the transfer and Registration of Stock and the Disbursement of Dividends. The Effective Date of Appointment may be changed by written agreement of the Corporation and the Transfer Agent.

I, the undersigned, do hereby certify that I am the duly elected, qualified and acting CFO of Kolaboration Ventures Corporation, a corporation organized and existing under the laws of the State of Wyoming; that the foregoing is a true copy of a resolution passed by unanimous written consent by the Board of Directors; that said resolution is now in full force and effect, and shall remain in full force and effect until altered by subsequent Board resolution.

WITNESS my authorized signature as CFO of the Corporation this 10th day of December, 2021.

Chief Financial Officer

(Corporate Seal)

Exhibit B

PRELIMINARY INFORMATION FORM

TO BE FURNISHED TO: EQUINITI TRUST COMPANY

IN CONNECTION WITH ITS APPOINTMENT AS: TRANSFER AGENT AND REGISTRAR

1. Name of Corporation: ______________________________

2. Complete mailing address of Corporation: ______________________________

    2.1. Phone and fax numbers of Corporation: ______________________________

3. Name and Address of Counsel: ______________________________

    3.1. Individual counsel contact: ______________________________

    3.2. Phone and fax numbers of counsel contact: ______________________________

4. Corporation Name, contact and phone number of stock certificate printer:

____

5. Number of shareholders prior to current public offering, if applicable: ______________________________

6. State of Incorporation of Corporation: ______________________________

7. Corporation's Federal Taxpayer Identification Number (required prior to appointment to comply with Bank Secrecy Act requirements): ______________________________

8. CUSIP Number: ______________________________

9. Asset Type (Equity/: ______________________________

10. Name and Address of individual to whom reports of transfers should be sent, as requested:

____

11. Name and address of individual to whom invoices for fees and expenses should be sent:

____

12. Date of next annual shareholder meeting: ______________________________

13. Previous Corporation names and effective dates of name changes:

____

14. Mergers/Acquisitions, effective dates and rates (if applicable):

____

15. Record dates, distribution dates and rates for all stock splits/dividends, and/or cash dividends paid in past 12 months (if applicable): ______________________________

16. Stock exchange or NASDAQ group on which stock is traded and symbol: ______________________________

17. Copy of most recent balance sheet and earnings statement.

18. Nature of business ____

19. Draft copy of registration statement and copy of final Prospectus if new offering is planned. If this information is not yet available:

19.1. Name of Underwriter ____

19.2. Number of shares to be offered ____

19.3. Proposed price per share ____

20. If the Corporation has a Rights Plan, provide a copy for review prior to appointment.

This information is furnished by:

____

Corporation

____

Authorized Signature

____

Name

____

Title

____

Date

Exhibit C

Security Procedure Agreement

This Security Procedure Agreement (this "Security Agreement") is entered into as of December 10, 2021, by and between Equiniti Trust Company, ("EQ") and Kolaboration Ventures Corporation (the "Undersigned").

1. Purpose of this Agreement. EQ has entered into one or more transactions identified on Schedule A to this Agreement, as it may from time to time be amended (each individually referred to as a "Transaction"). Under the terms of the governing documents for each Transaction, the Undersigned is authorized to instruct EQ regarding the withdrawal, transfer and disbursement of funds held with EQ in connection with such Transaction (an "Instruction"). EQ and the Undersigned wish to establish the procedure(s) that will be used by EQ to authenticate that Instructions received in the name of the Undersigned are, in fact, authorized by the Undersigned.

2. Use of Security Procedure to Confirm Instructions. When EQ receives an Instruction in the name of the Undersigned that is not given to EQ in person by a representative of the Undersigned, EQ shall confirm that the Instruction is authorized by the Undersigned by means of the security procedure set forth in this Agreement.

3. Revisions and Rescissions. The security procedure specified in this Agreement may be revised or rescinded only in writing signed by an authorized representative of the Undersigned. Such revisions or rescissions shall be effective only after actual receipt by EQ and following such period of time as may be necessary to afford EQ a reasonable opportunity to act on it. If a written notice of a revision or rescission is delivered to EQ by a person that is a successor-in-interest to the Undersigned, such document shall be accompanied by additional documentation satisfactory to EQ showing that such person has succeeded to the rights and responsibilities of the Undersigned under the applicable governing documents related to the Transaction.

4. Inability to Confirm Instructions. The Undersigned understands that EQ's inability to confirm an Instruction pursuant to the security procedure selected by the Undersigned may result in a delay or failure to act on that Instruction, and the Undersigned agrees that EQ need not treat an Instruction as having been received until EQ has authenticated it pursuant to the agreed upon security procedure.

5. Determination of Security Procedure Suitability. The Undersigned has reviewed each of the security procedures identified in this Agreement and has determined that the option checked in Section 9 of this Agreement best meets its requirements; given the size, type and frequency of the Instructions it will issue to EQ. By selecting the security procedure specified in Section 9 of this Agreement, the Undersigned acknowledges that it has elected to not use the other security procedures described below and agrees to be bound by any Instruction, whether or not authorized, issued in its name and accepted by EQ in compliance with the particular security procedure chosen by the Undersigned.

6. NOTICE: Security Procedure Not Used to Detect Errors; Reliance on Numbers. The security procedure selected by the Undersigned will not be used to detect errors in the Instructions given by the Undersigned. If an Instruction describes the beneficiary of the payment inaccurately by name and/or account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary. If an Instruction describes a participating financial institution

inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution. Therefore, it is important that the Undersigned take such steps as it deems prudent to ensure that there are no such inconsistencies in the Instructions it sends to EQ.

7. Persons Authorized to Instruct EQ. The following persons are authorized by the Undersigned to provide Instructions to EQ:

Name/Title	Telephone Number	Email Address	Signature
Charles M. Wesley, CFO	480-225-1167	Chuck@RioVistaFarms.com	

[list more if desired]

8. Persons Authorized to Confirm Instructions. The following persons are authorized by the Undersigned to confirm Instructions to EQ:

Name/Title	Telephone Number	Email Address	Signature
Martin C. Wesley	415-260-9719	Martin@RioVistaFarms.com	

[List more if desired]

9. Security Procedure.

Check one	Option
☐	*Option 1. Confirmation by telephone call-back*. EQ shall confirm Instructions by telephone call-back to a person at the telephone number designated in Section 8, above. The person confirming the Instruction shall be a person other than the person from whom the Instruction was received, unless only one person is designated in both Sections 7 and 8, above. ☐ CHECK box, if applicable: If EQ is unable to obtain confirmation by telephone call-back, EQ may, at its discretion, confirm by email, as described in Option 2.
☐	*Option 2. Confirmation by email*. EQ shall confirm Instructions by email to a person at the email address specified for such person in Section 8, above. The person confirming the Instruction shall be a person other than the person from whom the Instruction was received, unless only one person is designated in both Sections 7 and 8, above. The Undersigned understands the risks associated with communicating sensitive matters, including time sensitive matters, by email. The Undersigned further acknowledges that Instructions and data sent by email may be less confidential or secure than Instructions or data transmitted by other methods. EQ shall not be liable for any loss of the confidentiality of Instructions and data prior to receipt by EQ. ☐ CHECK box, if applicable: If EQ is unable to obtain confirmation by email, EQ may, at its discretion, confirm by telephone call-back, as described in Option 1.
☐	*Option 3. Delivery of Instructions by password protected file transfer system only - no confirmation*. EQ offers the option to deliver Instructions through a password protected file transfer system. If the Undersigned wishes to use the password protected file transfer system, further information will be provided by EQ. If the Undersigned chooses this Option 3, it agrees that no further confirmation of Instructions will be performed by EQ.
☐	*Option 4. Delivery of Instructions by password protected file transfer system with confirmation*. Same as Option 3 above, but EQ shall confirm Instructions by ☐ telephone call-back or ☐ email (must check at least one, may check both) to a person at the telephone number or email address designated in Section 8, above. By checking a box in the prior sentence, the Undersigned shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2, above.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory, whose signature appears below, has been and is on this date, duly authorized by all necessary and appropriate corporate action to execute this Agreement.

Agreed To And Accepted By: (The "Undersigned")	Agreed To And Accepted By: Equiniti Trust Company
By: ____________________	By: ____________________
Name: ____________________	Name: ____________________
Title: ____________________	Title: ____________________

Schedule A

Transactions to which this Agreement applies

Transfer Agent and Registrar Services

Dividend Disbursing Services

Dividend Reinvestment Plan Administration

Direct Stock Purchase Plan Administration

Employee Stock Purchase Plan Administration

Rights Agent Services

Exhibit D

List of Authorized Individuals [Company letterhead with signature of authorized officer]
(Date)
(Relationship Manager)
EQ Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854

Dear (Relationship Manager):
This letter is to provide our list of authorized contacts and their level of authority with EQ Shareowner Services.

AUTHORIZED CONTACTS (Complete all sections, print out form, check authorization boxes and obtain signatures.)			
Individual's Name	Charles M. Wesley	Martin C. Wesley	
Title	Chief Financial Officer	CEO	
Phone Number	480-225-1167	415-260-9719	
E-mail	Chuck@RioVistaFarms.com	Martin@RioVistaFarms.com	
Signature (Required if authorized for 1, 2, 3 or 4 below)	X	X	X
	Authorized to give instructions for: (Print out form and check all that apply)		
1) Original Issuances	☐	☐	☐
2) Stock Options, Restricted Issuances/ Vestings, Cancellations	☐	☐	☐
3) ESPP	☐	☐	☐
4) Address Changes	☐	☐	☐
5) Company/Shareholder Information	☐	☐	☐

(Company Name)
(Date)

AUTHORIZED CONTACTS - Continued			
Individual's Name			
Title			
Phone Number			
E-mail			
Signature (Required if authorized for 1, 2, 3 or 4 below)	X	X	X
	Authorized to give instructions for: (Print out form and check all that apply)		
1) Original Issuances	☐	☐	☐
2) Stock Options, Restricted Issuances/ Vestings, Cancellations	☐	☐	☐
3) ESPP	☐	☐	☐
4) Address Changes	☐	☐	☐
5) Company/Shareholder Information	☐	☐	☐

Sincerely,

Charles M. Wesley

Chief Financial Officer

Exhibit E
Opinion of the Corporation's Counsel

[Letterhead of Corporation or Corporation's law firm]

Equiniti Trust Company
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4101

Re: Transfer Agent Services Agreement dated as of ____________, 20__, by and between __________________, Inc. and Equiniti Trust Company.

Ladies and Gentlemen:

The undersigned, as counsel to _______________, Inc., a Delaware corporation (the "Corporation"), is delivering this opinion in connection with the appointment of Equiniti Trust Company ("EQ"), to act as transfer agent, registrar and dividend disbursing agent of the Corporation in respect of the Corporation's common stock, $1.00 par value (the "Common Stock"), pursuant to the Transfer Agent Services Agreement dated as of _________, 20__ (the "Agreement"), by and between the Corporation and EQ.

In so acting, I or counsel under my general supervision have examined and relied upon the representations and warranties contained therein or made pursuant thereto, and on certificates of officers of the Corporation and of public officials as to factual matters, and upon the originals, or copies certified or otherwise identified to my satisfaction, of (i) the articles of incorporation of the Corporation, (ii) the bylaws of the Corporation, and (iii) such other records, documents and instruments as in my judgment are necessary or advisable to enable me to render the opinion expressed below.

In all such examinations, I have assumed the genuineness of all signatures (other than those on behalf of the Corporation), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and as to certificates and telegraphic and telephonic confirmations given by public officials, I have assumed the same to have been properly given and to be accurate. I have also assumed that all documents and instruments executed by the parties to this transaction (other than those executed by representatives of the Corporation) have been duly and validly executed and delivered by such parties; that the agreements entered into as part of this transaction are the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms; and that such parties have obtained all required consents, permits and approvals required to enter into and perform such documents and instruments.

Based on the foregoing and subject to the assumptions and qualifications set forth below, I am of the following opinion:

1. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of ___________, with power and authority (corporate and other) to own its properties and to conduct its business as it is now being conducted.

2. The Corporation has authorized capital stock as set forth in the Form 10-Q of the Corporation for the quarter ended _____________, 20__, as filed with the Securities and Exchange Commission, and all of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable. No order or consent of any governmental or regulatory authority was required in connection with such issuance or, if any such order or consent was required, it was

obtained.

3. The Corporation has duly authorized the execution and delivery of the Agreement, and the Agreement constitutes a valid, legal and binding obligation of the Corporation, enforceable by EQ in accordance with the terms contained therein.

4. EQ, as transfer agent and registrar of securities for the Corporation, has been duly authorized by all necessary corporate action on behalf of the Corporation to use a facsimile signature in its capacity as transfer agent and that such use of a facsimile signature by it as transfer agent and registrar of securities for the Corporation (i) is not in violation of the Corporation's articles of incorporation or bylaws, as amended; and (ii) is valid and effective under laws of the State of _____________ pertaining to the use of facsimile signatures on stock certificates.

5. To the best of my knowledge after due inquiry, all shares of issued and outstanding Common Stock have been issued in transactions for which a registration statement was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), were issued in reliance upon an exemption from such registration, or were issued in transactions for which the requirements to file a registration statement with the Commission under the Act did not apply. In addition, to the best of my knowledge after due inquiry, all of the issued shares of Common Stock of the Corporation have been issued in transactions that complied with securities registration requirements under applicable state securities or Blue Sky laws in effect at the time of issuance or in transactions for which securities registration requirements under state securities or Blue Sky laws did not apply at such time.

The foregoing opinions are subject to the qualification that I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of _______________, the General Corporation Law of the State of ___________, and the federal laws of the United States of America, and I express no opinion concerning the securities laws of any other state. This opinion letter is limited to the matters stated, and no opinion is implied or may be inferred beyond those opinions expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of changes in law, facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify such opinions. The opinions expressed herein are solely for the benefit of the addressees of this opinion letter, and without my prior written consent may not be relied on in any other context, quoted in whole or in part or otherwise referred to in any legal opinion, document, or other report, or furnished to any other person or entity.

Sincerely,
[Counsel Name]
[Counsel Title]
_____________________, Inc.

Exhibit F
Reliance Letter

[Company letterhead with signature of authorized officer]
Date

[Account Manager]
EQ Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4101

Dear _________:
Please accept this letter as an acknowledgement that EQ Shareowner Services can rely on the stockholder records for ______________ [legal name of company] received from ________________________ [prior transfer agent] on or about ______________________ [effective date]. The records of the prior transfer agent should be complete and accurate. EQ can also rely on these records as they relate to stop transfers or other transfer restrictions.
Other than those stop transfers reflected in the prior transfer agent records which have been delivered to EQ, there are no company imposed stop transfers or adverse claims against any registered shareholders.
Thank you in advance for your assistance.

Sincerely,
[Legal name of company]

By: ___________________
Name
Title

Exhibit G
EQ'S SHAREOWNER ONLINE AND EQ INSIGHT SERVICES AGREEMENT

This agreement ("Online Services Agreement") is entered into by and between Kolaboration Ventures Corporation, a Wyoming corporation, ("Corporation"), and Equiniti Trust Company ("EQ"). This agreement is specifically subject to and made part of that certain Transfer Agent Services Agreement dated December 10, 2021, by and between the Corporation and EQ ("Agreement"). All terms and conditions of the Agreement are specifically incorporated herein by reference. In the event of any inconsistency between the Agreement and this Online Services Agreement, this Online Service Agreement will control.

1. Services by EQ

A) Shareowner Online Services EQ hereby agrees to make available to each of the Corporation's shareowners ("Shareowners") the Online Services ("Online Services") as described herein to enable each Shareowner to have access to such Shareowner's own account, all in accordance with the provisions of this agreement. EQ shall, in accordance with written information provided to Shareowners by EQ and by means of authentication procedures for the use of a username and password by each Shareowner, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its Affiliate (as defined herein) to ensure that each Shareowner's individual account information is available only to that Shareowner on the Internet. The term "Affiliate" means the parent company of Equiniti Trust Company, and any present or future company that controls, is controlled by, or is under common control with Equiniti Trust Company. EQ will provide Shareowners with the ability to originate certain Shareowner account transactions by means of access through the Internet. EQ shall provide Shareowners with a telephone helpline to respond to inquiries from Shareowners regarding the Services on the Corporation's behalf. EQ shall provide such other services as may be mutually agreed upon in writing by EQ and the Corporation.

B) EQ Insight The parties agree to allow the Corporation access through the Internet to their Shareowners' records and to initiate certain transactions thereon, which service is called EQ Insight ("EQ Insight Services," and together with Online Services, the "Services"). EQ hereby agrees to make available to the Corporation, and individuals authorized by the Corporation via the Shareowner EQ Insight User Request form ("Authorized Individuals"), the EQ Insight Services and specific written instructions, all as described herein, to enable the Corporation access to its own Shareowners' account information through the Internet and for those certain purposes and functions as described on Schedule A, in accordance with the provisions of this Agreement. EQ shall provide each Authorized Individual a secure activation link to be used when first entering EQ Insight Services. Upon activation by the Authorized Individual a username will be provided, and the Authorized Individual will set their initial password and set up their multifactor authentication (collectively "Security Credentials"), to be used only by the Authorized Individual to gain access to the Shareowners' account information and use the EQ Insight Services. EQ will not know the password or subsequent passwords selected by the Authorized Individuals. Each Authorized Individual will be provided unique Security Credentials and the Corporation shall use its best efforts, and be responsible for, ensuring that the Security Credentials are known to, and used only by, Authorized Individuals to access and use the EQ Insight Services. FAILURE TO PROTECT THE SECURITY CREDENTIALS MAY ALLOW AN UNAUTHORIZED PARTY TO (1) USE THE SERVICES, (2) CHANGE, VERIFY, OR SEND DATA,

(3) SEND INFORMATION TO, OR RECEIVE INFORMATION FROM, EQ AND AFFILIATES, OR (4) ACCESS THE CORPORATION'S ELECTRONIC COMMUNICATIONS AND FINANCIAL DATA. ALL ENTRIES INTO EQ INSIGHT, ALL COMMUNICATIONS SENT, AND ALL USES OF THE SERVICES, THROUGH THE CORPORATION'S SECURITY CREDENTIALS WILL BE DEEMED TO BE ENTRIES, COMMUNICATIONS, AND USES AUTHORIZED BY THE CORPORATION AND BE BINDING UPON THE CORPORATION. THE CORPORATION ASSUMES THE ENTIRE RISK FOR THE FRAUDULENT OR UNAUTHORIZED USE OF THE SECURITY CREDENTIALS, UNLESS SUCH UNAUTHORIZED USE IS DUE TO THE ESTABLISHED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EQ, ITS AFFILIATES OR ITS EMPLOYEES.

Prior to commencement of the EQ Insight Services, EQ shall also provide the Authorized Individuals with specific written instructions for the use of the EQ Insight Services ("Instructions") based on the various access levels indicated in Shareowner EQ Insight User Request form. EQ shall, by use of the Security Credentials, make reasonable efforts, and not less than those it uses in its operation of similar services for itself and for its Affiliate, to ensure that each Shareowner's individual account information is available only to the Authorized Individuals on the Internet. EQ will provide the Corporation with the ability to access certain Shareowner account record transactions by means of and through the Internet, as more particularly described in Schedule A and in the Instructions. EQ shall provide the Corporation with a telephone helpline to respond to inquiries from the Corporation regarding the EQ Insight Services and the Instructions. EQ shall provide such other services as may be mutually agreed upon in writing by EQ and the Corporation.

C) Disclaimers: Financial market data, quotes, news, research, and other financial information developed by third parties and transmitted to EQ (collectively, "Financial Information") will be available at EQ Insight Services. The posting of any Financial Information or any other information or data at EQ Insight Services will not be a recommendation by EQ or any Affiliate that any particular Service or transaction is suitable or appropriate for the Corporation or that the Corporation should receive, or in any way use, any Service.

Neither EQ nor any Affiliate guarantees the accuracy, completeness, timeliness or correct sequencing of any Financial Information, nor are they in any way responsible for the actions or omissions of the third parties developing or transmitting Financial Information, or for any decision made or action taken by the Corporation in reliance upon any Financial Information.

In using EQ Insight Services the Corporation will be sending or receiving financial and other information directly to or from EQ and its Affiliate through the Internet. The Corporation acknowledges that when the Internet, or any other electronic communications facilities, is used to transmit or receive information the information may be accessed by unauthorized third parties. To reduce the likelihood of such third party access, the Corporation agree to transmit and receive information through EQ Insight Services using only software, including, but not limited to, browser software, or other access devices that support the Secure Socket Layer (SSL) protocol (or other protocols required by or acceptable to EQ), and to follow the EQ procedures that support such protocols.

Neither EQ nor any Affiliate will be the Corporation's advisor or fiduciary with respect to this Online Services Agreement. NEITHER EQ NOR ANY AFFILIATE MAKES ANY EXPRESS OR IMPLIED WARRANTY AS TO THE AVAILABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF EQ INSIGHT SERVICES, THE FINANCIAL INFORMATION, OR THE SERVICES, AND NEITHER EQ NOR ANY AFFILIATE MAKES ANY OTHER WARRANTY, PROMISE, COMMITMENT, GUARANTEE, OR REPRESENTATION WITH RESPECT TO EQ INSIGHT SERVICES, THE FINANCIAL INFORMATION, OR THE SERVICES, EXCEPT THOSE

WARRANTIES, PROMISES, COMMITMENTS, GUARANTEES, OR REPRESENTATIONS SPECIFICALLY STATED IN THIS ONLINE SERVICES AGREEMENT. If a Service cannot be used through EQ Insight Services, EQ will make reasonable efforts for such Service to be used by other means.

2. Authorization by Corporation

The Corporation hereby authorizes EQ to provide the Services to the Corporation in accordance with the terms of this Online Services Agreement and applicable law. The Corporation further agrees to provide assistance and information to EQ as may reasonably be required by EQ from time to time for the performance of the Services, including installation and maintenance of its own hardware and software necessary to access the Internet as described on Schedule A. The Corporation's contact person shall immediately notify EQ in the event that (i) an Authorized Individual has been assigned a different access level, (ii) in the event that an Authorized Individual has terminated employment, or (iii) the Corporation becomes aware of any loss or theft of, or any unauthorized use of, any Security Credentials. The Corporation agrees to use EQ Insight Services only as provided in (i) this Online Services Agreement, (ii) the rules, procedures, standards, requirements, and policies made applicable to EQ Insight Services from time to time by EQ and its Affiliate, (iii) any communications, instructions, terms, or conditions appearing at EQ Insight Services or in this Online Services Agreement, and (iv) any state or federal laws or regulations applicable to EQ Insight Services.

3. Contact Persons

EQ and the Corporation agree to cooperate fully and communicate with each other on matters relating to this Online Services Agreement. Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters. Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4. Fees for Services

The Corporation agrees to pay EQ the fees and in the manner as set forth in the Fee Schedule Exhibit of the Agreement.

5. Limitation of Liability, Indemnification

The Corporation agrees to indemnify and hold EQ harmless from any reasonable loss, claim or expense that it may incur arising out of or in connection with the performance of the services under the provisions of this Online Services Agreement excluding any loss, claim or expense directly caused by the gross negligence or willful misconduct of EQ or any of its employees. In no event shall either party be liable for any special, indirect or consequential damages arising hereunder or in connection with this Online Services Agreement. The foregoing indemnification and hold harmless provision shall include and cover, but not be limited to, (i) changes made to a Shareowner's account that may affect or be related not only to the Corporation's stock, but which may affect or relate to any other stock that is associated with that Shareowner's account and (ii) any undesignated or unauthorized persons within the reasonable control of the Corporation having access to a Shareowner's account information, regardless of the cause of such liability, loss, damage or injury. The indemnities provided by this § 5 of this Online Services Agreement are in addition to the indemnities provided in the Agreement and shall survive the termination of this Online Services Agreement or the Agreement.

6. Unauthorized Shareowner Account Access

The Corporation agrees and understands that EQ has the right to discontinue providing Services and disconnect any Shareowner from the Online Services in the event that any unauthorized access thereto is discovered by EQ, in which event all such Online Services to said Shareowner shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of EQ.
The Corporation further agrees and understands that EQ shall have the right to discontinue providing EQ Insight Services and disconnect any Shareowner records access through the Internet in the event that (i) any unauthorized access thereto is discovered by EQ, or (ii) the Corporation or an Authorized Individual has violated the provisions of this Online Services Agreement, in which event all such Shareowner records access shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of EQ.

7. Term, Termination, and Waiver

The term of this Online Services Agreement shall commence on the Effective Date of the Agreement and shall continue in full force and until otherwise terminated in accordance with the terms of this Online Services Agreement and the Agreement. EQ may terminate this Online Services Agreement by providing the Corporation thirty days prior written notice. This Online Services Agreement shall terminate automatically if EQ ceases to serve as transfer agent for the Corporation. Upon termination for any reason, all Services provided hereunder by EQ shall cease as of the effective date of such termination, and EQ agrees to provide notice to the Shareowners of the effective date of such termination. Neither EQ nor any Affiliate shall have liability to the Corporation or Authorized Individuals for any losses or damages the Corporation may suffer or incur as a result of (i) any termination of this Online Services Agreement or (ii) inability to access EQ Insight Services.

Neither EQ nor any Affiliate shall be deemed to have waived any of its rights under this Online Services Agreement unless such waiver is in writing and such writing is signed by an authorized representative of EQ or such Affiliate. No delay, extension of time, compromise, or other indulgence which may occur or be granted from time to time by EQ or any Affiliate under this Online Services Agreement shall impair the rights of EQ or any Affiliate under this Online Services Agreement.
The parties do hereby execute this Online Services Agreement as of the Effective Date of the Agreement.

_ ______________________________ Equiniti Trust Company
Kolaboration Ventures Corporation

By: Charles M. Wesley By: __________________________________

Its: Chief Financial Officer Its: __________________________________

Schedule A
Description of EQ Insight Services

EQ Insight enables the Corporation through personnel authorized by the Corporation and by means of the use of an EQ User Name and Security Credentials to access the Corporation's Shareowners' records and initiate transactions for the following purposes and to perform the following functions, including but not limited to:

- Search for Shareowner accounts by registration name, social security number, account number certificate number, employee Id and prior agent account number
- View Shareowner accounts for certain general account information which is translated into user friendly terms such as:

    Account Summary
        Shareowner address
        Status of tax certification
    Cost Basis
    Issue Share History
    Plan Share History
    Dividend/Sale Earning Summary
    Taxes
    Check detail

- View a history of shareowner contacts
- Subject to the authorized features outlined in Appendix I, initiate some transactions related to its Shareowners including:
    - Address changes. This will change the address for that shareowner as it relates to Corporation's stock in that particular shareowner's account, AND for the stock of any other corporation, held by that shareowner under that account, where EQ acts as the Transfer Agent.
    - Request a replacement check be sent to the address and registration on EQ's shareowner account record.
    - Request a duplicate 1099 be sent to the address and registration on EQ's shareowner account record.
    - Request material be mailed to the address and registration on EQ's shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.
    - Designate insider accounts
    - Set blackout date restrictions on designated insider accounts
- Initiate Reports:
    - Shareowner Account Summary
    - Issued Shares & Reserve Balancing
    - Treasury Share Balancing
    - Proxy
    - List of the top 100 registered shareowners who have not yet voted
    - Summary of the proxy vote and quorum
    - Summary of voting on the Directors proposal
    - Lists
        Shareholder List

    General

Top 50 Shareholders
Under 100 Shares
Insider List
Restricted Shares List
New Account List
Undeliverable Shareholder List

- Surveys
  Geographic Survey
  Ownership Survey
  Share Range Survey

General
Odd Lot
Odd Lot by 10 Share Increments

- Initiate Stock Option exercises
  Manually Input
  File Upload
- Designate Express View preferences
- Designate Section 16 Accounts
- Analytics (Client, Shareowner and Proxy metrics)
- Refer to Fee Schedule for applicable fees

Instructions for Use of EQ INSIGHT Services

EQ will provide the Corporation with Instructions on the use of the EQ Insight Services.

See the Accessibility link on https://eqinsight.equiniti.com/ for browser support information.

Exhibit H
Corporation's Final Balancing Report
[Information to be provided by the Corporation as of Effective Date of Appointment]

Name of Corporation: Kolaboration Ventures Corporation

Category of Shares	Number of Shares
Class of stock and par value	
Shares Authorized by Articles of Incorporation (Note that the below Shares Outstanding, Shares Undesignated, and all Shares Reserved added together will equal Shares Authorized by Articles of Incorporation)	
Shares Outstanding	
Shares Undesignated (not authorized for a specific purpose by the Board of Directors)	(This field should be left blank)
Shares Reserved for Issuance (Please specify below the purpose for each group of Shares Reserved and put the number of shares reserved in the right column. Examples are: Option Plan, Restricted Stock Plan, Conversion of Preferred Stock, Warrants, etc.)	
Reserve Description	Shares:

Reserve Description	Shares:
Reserve Description	Shares:
Treasury Shares	Certificated (Number of shares and where located):
Unvested Restricted Shares (typically common stock but held in a separate file)	Shares:

Information on Exhibit L

Certified Correct by (signature): ___________________________________

Name and title (printed): Charles M. Wesley, CFO

Date: ____

Exhibit I
[Fee schedule for Transfer Agent, Registrar, and Related Services]